SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 10, 2005	Commission File No.: 0-25969
(Date of earliest event reported)

RADIO ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1166660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5900 Princess Garden Parkway,

7th Floor

Lanham, Maryland 20706

(Address of principal executive offices)

(301) 306-1111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 10, 2005, Radio One, Inc. (the “Company”) completed its previously disclosed private placement of the Company’s
6-3/8% Senior Subordinated Notes due 2013 (the “Notes”) in an aggregate principal amount of $200,000,000 pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the “Act”).

In connection with the closing, on February 10, 2005, the Company entered into an indenture (the “Indenture”) with The Bank of New York, as trustee, governing the Notes. Under the terms of the Indenture, prior to February 15, 2008, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of one or more equity offerings at a redemption price equal to 106.375% of the aggregate principal amount thereof, plus accrued and unpaid interest and additional interest thereon, if any, to the redemption date. After February 15, 2009, the Company shall have the option to redeem the Notes, in whole or part, at specified redemption prices. Additionally, upon the occurrence and continuance of an “Event of Default” (as defined in the Indenture), the holders of at least 25% in the principal amount of the then outstanding Notes or the trustee may declare the Notes due and payable immediately. Interest on the Notes will be payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2005.

The initial purchasers of the Notes and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, dated as of February 10, 2005 (the “Registration Rights Agreement”), between the Company and the initial purchasers party thereto. Pursuant to the Registration Rights Agreement, the Company has agreed to make an exchange offer to holders of the Notes to exchange registered notes with substantially identical terms for the Notes, within a specified time or additional interest shall accrue on the initial Notes.

The foregoing summaries of the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 4.1 and 4.2, which are incorporated into this report by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosure under Item 1.01 of this report, which is incorporated by reference into this Item 2.03.

Item 9.01. Exhibits

4.1 Indenture, dated as of February 10, 2005, between the Company and The Bank of New York, as trustee.

4.2 Registration Rights Agreement, dated as of February 10, 2005, between the Company and Credit Suisse First Boston LLC and the other initial purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.

/s/ Scott R. Royster
February 11, 2005	Scott R. Royster Executive Vice President and Chief Financial Officer (Principal Accounting Officer)